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                                                                     Exhibit 3.2


                         CERTIFICATE OF AMENDMENT OF THE
                         CERTIFICATE OF INCORPORATION OF
                           FOOTWEAR ACQUISITION, INC.

      Footwear Acquisition, Inc., a corporation duly organized and existing under the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that:

      I. The Corporation has not received any payment for its stock.

      II. The amendment to the Corporation's Certificate of Incorporation set forth below was duly adopted by the directors of the Corporation in accordance with the provisions of Section 241 of the Delaware General Corporation Law.

      III. Section 4.1 of Article IV of the Corporation's Certificate of Incorporation is amended to read its entirety as follows:

            "Section 4.1. Total Number of Shares of Capital Stock. The total number of shares of capital stock of all classes that the Corporation shall have authority to issue is 30,000,000 shares. The authorized stock is divided into 10,000,000 shares of Preferred Stock, with the par value of $0.01 each (the "Preferred Stock"), and 20,000,000 shares of voting common stock, with the par value of $0.01 each (the "Common Stock")."

      IV. The foregoing amendment to the Corporation's Certificate of Incorporation will become effective upon filing of this document.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by Marsden S. Cason, its President, this 26th day of April, 2001.

                                    FOOTWEAR ACQUISITION, INC.



                                    By:   /s/ Marsden S. Cason
                                          --------------------------------------
                                          Marsden S. Cason, President



                                                       STATE OF DELAWARE
                                                      SECRETARY OF STATE
                                                   DIVISION OF CORPORATIONS
                                                   FILED 03:44 PM 04/26/2001
                                                      010202913 -- 3359832